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                                                                      EXHIBIT 11

                       Huntington Bancshares Incorporated
                        Computation of Earnings Per Share
                 For Periods Ended September 30, 1997, and 1996
              ( in thousands of dollars, except per share amounts )

                                                      Three Months Ended                   Nine Months Ended
                                                         September 30                        September 30
                                                 ------------------------------      ------------------------------
                                                     1997              1996              1997              1996
                                                 ------------      ------------      ------------      ------------

Net Income                                       $     41,232      $     77,444      $    202,014      $    225,137

Effect of Convertible Debt                                 --                --                --                13
                                                 ------------      ------------      ------------      ------------

Fully Diluted Net Income                         $     41,232      $     77,444      $    202,014      $    225,150
                                                 ============      ============      ============      ============


Average Common Shares Outstanding                 191,245,312       191,710,810       190,562,120       193,293,766

Dilutive Effect of Stock Options                    2,441,672         1,756,767         2,021,661         1,764,302
                                                 ------------      ------------      ------------      ------------

Average Common Shares and Common
     Share Equivalents -- Primary                 193,686,984       193,467,577       192,583,781       195,058,068

Additional Dilutive Effect of Stock Options           361,113            80,269           781,124            80,269

Dilutive Effect of Convertible Debt                        --             2,211                --            39,009
                                                 ------------      ------------      ------------      ------------


Fully Diluted Shares                              194,048,097       193,550,057       193,364,905       195,177,346
                                                 ============      ============      ============      ============


Net Income per Common Share Outstanding          $       0.22      $       0.40      $       1.06      $       1.16
Primary Earnings per Share                       $       0.21      $       0.40      $       1.05      $       1.15
Fully Diluted Earnings per Share                 $       0.21      $       0.40      $       1.04      $       1.15
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